Exhibit 10.1

Execution Version

EXCHANGE AGREEMENT

EXCHANGE AGREEMENT, dated as of March 13, 2012, by and among LEVEL 3 COMMUNICATIONS, INC., a Delaware corporation (the “Company”), LONGLEAF PARTNERS FUND (the “Investor”), a series of Longleaf Partners Funds Trust, a Massachusetts business trust, and SOUTHEASTERN ASSET MANAGEMENT, INC., a Tennessee corporation (“Southeastern”), solely with respect to Sections 3, 5.2 and 5.4 herein.

W I T N E S S E T H:

WHEREAS, the Investor is the Beneficial Owner (as defined below) of $100,062,000 in principal amount of the Company’s 15% Convertible Senior Notes due 2013 (CUSIP# 52729N BM1) (such principal amount of notes, the “Notes”), which were issued pursuant to an effective registration statement under the 1933 Act (as defined below); and

WHEREAS, Southeastern is the investment adviser to the Investor and, along with the Company, is a party to that certain Standstill Agreement, dated as of May 20, 2011 (the “Standstill Agreement”); and

WHEREAS, the Notes are, as of the date hereof, convertible into 3,705,996 shares of common stock, par value $0.01 per share (the “Common Stock”) of the Company; and

WHEREAS, the parties desire that the Company acquire, and the Investor deliver to the Company, the Notes in exchange for the Company’s issuance to the Investor of an aggregate of 5,447,129 shares of Common Stock (the “Shares”), which number represents:  (i) the 3,705,996 shares into which the Notes are convertible and (ii) 1,741,133 additional shares, in each case upon the terms and subject to the conditions set forth below; and

WHEREAS, in connection with the exchange contemplated hereby, the Company and Southeastern desire to amend (i) the Standstill Agreement to increase the maximum number of shares of Common Stock that Southeastern is permitted to beneficially own pursuant to the terms therein and (ii) that certain Rights Agreement, dated as of April 10, 2011 (the “Rights Agreement”), between the Company and Wells Fargo Bank, N.A., as rights agent (the “Rights Agent”), to designate Southeastern as an Exempt Person (as such term is defined under the Rights Agreement), so long as any additional shares of Common Stock Southeastern acquires are acquired in accordance with the Standstill Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the parties hereby agree as follows:

SECTION 1.                            EXCHANGE.

1.1.                            Definitions.  As used in this Agreement the following terms have the following meanings:

(a)                                 “Affiliate” shall mean, with respect to any Person, any other Person controlling, controlled by or under direct or indirect common control with such Person.  For the purposes of this definition “control,” when used with respect to any specified Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

(b)                                 “Beneficially Own” with respect to any securities shall mean having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the 1934 Act (as defined below), as in effect on the date hereof); provided, however, that a Person will be deemed to beneficially own (and have beneficial ownership of) all securities that such Person has the right to acquire, whether such right is exercisable immediately or with the passage of time or the satisfaction of conditions.  The terms “Beneficial Ownership” and “Beneficial Owner” have correlative meanings.

(c)                                  “Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, governmental entity, unincorporated association or joint venture.

1.2.                            Exchange by the Company.

(a)                                 Subject to the terms set forth in this Agreement and in reliance upon the representations and warranties set forth below, on the Closing Date the Company shall acquire from the Investor, and the Investor shall transfer, assign and deliver to the Company, the Notes, free and clear of any liens, claims, charges, security interest or other legal or equitable encumbrances, limitations or restrictions (collectively, “Liens”), in exchange for the Company’s issuance to the Investor of the Shares.  On the Closing Date, such exchange shall be effected by the Investor delivering such Notes to the Company or its designee (duly endorsed or otherwise in form sufficient for transfer), against delivery by or on behalf of the Company to the Investor the Shares.

(b)                                 No additional consideration for any purpose shall be due to the Investor at Closing, with respect to the Notes, other than the Shares.  All deliveries at the Closing shall be accomplished pursuant to the delivery instructions to be provided by the Investor no later than 5:00 P.M. New York time on March 13, 2012, substantially in the form outlined on Schedule I hereto.

1.3.                            Closing.  Subject to the satisfaction of the conditions set forth in Section 6 herein, the closing of the exchange of the Shares for the Notes (the “Closing”) shall take place at the offices of the Company at 1025 Eldorado Boulevard, Broomfield, Colorado 80021 on March 15, 2012 at 10:00 A.M., New York time, or on such other date, and at such other place and time, as the parties hereto shall mutually agree (such date, the “Closing Date”).

1.4.                            Section 3(a)(9).  The parties hereto acknowledge and agree that the Shares being issued hereunder have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), or under any applicable state securities laws and that the issuance of the Shares, assuming that the representations and warranties of the parties are true and correct, is exempt from registration under the 1933 Act pursuant to Section 3(a)(9) thereof.

SECTION 2.                            REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

The Investor hereby represents and warrants to the Company on the date hereof and on the Closing Date as follows:

2.1.                            Authorization and Validity of Agreement.  The Investor has all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.  The execution and delivery of this Agreement and the performance of the obligations of the Investor hereunder have been duly authorized, and no other proceedings on the part of the Investor are necessary to authorize such execution, delivery and performance.  This Agreement has been duly executed by the Investor and constitutes its valid and binding obligation, enforceable against it in accordance with its terms.

2.2.                            Consents and Approvals.  No consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other Person, firm or corporation, nor any declaration to or filing or registration with any such governmental or regulatory authority is required in connection with the Investor’s execution and delivery of this Agreement or the performance by the Investor of the Investor’s obligations hereunder, except for such consents, the failure of which to obtain would not be reasonably expected to have a material adverse effect on the ability of the Investor to consummate the transactions contemplated hereby or would result in a Lien on the Notes transferred by the Investor pursuant to this Agreement.

2.3.                            Title to Notes.  The Investor has full authority to transfer the Notes, and it has valid and marketable title thereto, free and clear of any Liens, and the Notes will be transferred to the Company free and clear of any Liens.

2.4.                            Status of Note Holder.

(a)                                 Sophisticated Party; Authority from Clients.  The Investor is a sophisticated investor and has relied on its own independent investigation and not on any information or representations or warranties made by the Company (other than the representations and warranties of the Company contained in Section 4 hereof and the filings made by the Company pursuant to the Securities Exchange Act of 1934 (the “1934 Act”)) in determining to execute and deliver this Agreement.  The Investor is an institutional “accredited investor” as defined in Rule 501 under the 1933 Act. The Investor has full discretionary or other valid authority to enter into the transaction contemplated by this Agreement and no further authorization or consent is required to enter into this Agreement or to consummate the transactions contemplated hereby, except for such consents, the failure of which to obtain would not be reasonably expected to have a material adverse effect on the ability of the Investor to consummate the transactions contemplated hereby or would result in a Lien on the Notes transferred by the Investor pursuant to this Agreement.

(b)                                 Beneficial Ownership.  The Investor is an institutional investor and, after giving effect to the transactions contemplated under this Agreement, the Investor’s “ultimate parent entity” (as defined by 16 C.F.R. §801.1(a)(3)) and all entities included within such “ultimate parent entity” will Beneficially Own no more than fifteen percent (15%) of the Company’s outstanding Common Stock.

2.5.                            Company Excluded Information.  The Investor acknowledges and agrees that the Company may possess material information not generally known by the public or by the Investor regarding the Company, its business, its condition (financial or otherwise) and its prospects (collectively, the “Company Excluded Information”), and the Investor agrees that the Company shall have no liability to the Investor to the extent the Investor incurs or otherwise suffers any liability, loss, expense, cost or damage arising out of or relating to the non-disclosure of the Company Excluded Information; provided, that the foregoing limitation of liability shall not in any way limit the liability of the Company for any breach of its representations and warranties hereunder.

2.6.                            Investment.  The Investor is acquiring the Shares for its own account solely for the purpose of investment (as defined by 16 C.F.R. §801.1(i)(1)) and not with a view to, or for sale in connection with any distribution of the Shares, but subject, nevertheless, to any requirement of law that the disposition of the Investor’s property shall at all times be within the Investor’s control.  The Investor has no present agreement, undertaking, arrangement, obligation or commitment providing for the disposition of the Shares received by the Investor pursuant to this Agreement.

2.7.                            No Manipulation of Stock.  The Investor has not taken, in violation of applicable law, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the transactions contemplated hereby or the sale or resale of the shares of Common Stock.

2.8.                            Accuracy of Information Supplied for Registration Statement.  The information regarding the Investor and its Affiliates supplied or to be supplied by it in writing specifically for inclusion or incorporation by reference into that certain registration statement referred to in Section 5.4 herein will not, as of the date of such registration statement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

2.9.                            Investment Company Act.  The Board of Directors of the Investor, including a majority of the directors who are not “interested persons” (as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Investor, have found that any interest of such fund’s investment adviser in the transactions contemplated by this Agreement is not “material” within the meaning of Rule 17a-6 under the 1940 Act (the “Rule”), and have recorded or shall record the basis for that finding in the minutes of the meeting of its Board of Directors, and, to the best of the Investor’s knowledge, no other Person is a party to the transactions contemplated by this Agreement or has a direct or indirect Financial Interest (as defined in the Rule) in a party to such transactions other than the Investor that would cause the exemption afforded by the Rule in respect of the Investor’s participation to be unavailable.

SECTION 3.                            REPRESENTATIONS AND WARRANTIES OF SOUTHEASTERN.

Southeastern hereby represents and warrants to the Company on the date hereof and on the Closing Date as follows:

3.1.                            Beneficial Ownership.  After giving effect to the transactions contemplated under this Agreement, the Beneficial Ownership of Southeastern will be as set forth on a certificate delivered by Southeastern to the Company on the date hereof.

3.2.                            Accuracy of Information Supplied for Registration Statement.  The information regarding Southeastern and its Affiliates supplied or to be supplied by it in writing specifically for inclusion or incorporation by reference into that certain registration statement referred to in Section 5.4 herein will not, as of the date of such registration statement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

SECTION 4.                            REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to the Investor on the date hereof and on the Closing Date as follows:

4.1.                            Authorization and Validity of Agreement.  The Company has all corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.  The execution and delivery of this Agreement and the performance of the obligations of the Company hereunder have been duly authorized, and no other proceedings on the part of the Company are necessary to authorize such execution, delivery and performance.  This Agreement has been duly executed by the Company and constitutes its valid and binding obligation, enforceable against it in accordance with its terms.

4.2.                            Consents and Approvals.  No consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other Person, firm or corporation, nor any declaration to or filing or registration with any such governmental or regulatory authority is required in connection with the Company’s execution and delivery of this Agreement or the performance by the Company of the Company’s obligations hereunder, except for such consents, the failure of which to obtain would not be reasonably expected to have a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby.

4.3.                            Issuance of Shares.  Upon issuance in exchange for the Notes being delivered to the Company by the Investor, the Shares will be, duly authorized, validly issued, fully paid and nonassessable.  The Shares will be issued at the Closing without any restrictive legend, and assuming the accuracy of the representations and warranties of the Investor, are freely tradable (other than by Affiliates of the Company) under the 1933 Act.  The Shares will be issued at Closing free and clear of any Liens.

4.4.                            Accuracy of Information.  The filings made by the Company since January 1, 2012 pursuant to the 1934 Act (as modified or supplemented by other information so filed) did not when filed contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information contained in any such filings, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

4.5.                            Southeastern Standstill; Rights Agreement Amendment.  The Board of Directors of the Company has approved (i) an amendment to the Standstill Agreement, substantially in the form attached hereto as Exhibit A, to be effective on the Closing (the “Standstill Amendment”) and (ii) an amendment to the Rights Agreement, substantially in the form attached hereto as Exhibit B, to be effective on the Closing (the “Rights Agreement Amendment”).

SECTION 5.                            COVENANTS OF THE PARTIES.

5.1.                            Further Assurances of the Investor.  The Investor shall, at any time and from time to time after the date hereof, upon the request of the Company and at the expense of the Investor forthwith, execute and deliver such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as the Company may reasonably request to perfect title of the Company and its successors and assigns to the Notes or otherwise to effectuate the purposes of this Agreement.

5.2.                            Further Assurances of Southeastern.  Southeastern shall, at any time and from time to time after the date hereof, upon the request of the Company and at the expense of Southeastern forthwith, execute and deliver such documents as the Company may reasonably request to otherwise effectuate the purposes of this Agreement.

5.3.                            Further Assurances of the Company.  The Company shall, at any time and from time to time after the date hereof, upon the request of the Investor and at the expense of the Company forthwith, execute and deliver such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as the Investor may reasonably request to perfect title of the Investor and their successors and assigns to the Shares or otherwise to effectuate the purposes of this Agreement.

5.4.                            Registration.

(a)                                 In the event that Southeastern is deemed an Affiliate of the Company, the Company shall use reasonable best efforts to prepare and file with the Securities and Exchange Commission (“SEC”) within 15 days following the receipt by the Company of the written request of Southeastern, a registration statement on Form S-3 under Rule 415 of the 1933 Act to enable the resale of the Registrable Securities (as defined below) by Southeastern, from time to time, in compliance with the 1933 Act (the “Resale Registration Statement”).  The Company shall use reasonable best efforts to cause the Resale Registration Statement to become effective as promptly as practicable after filing.  The Company shall use reasonable best efforts to prepare and file with the SEC such amendments and supplements to the Resale Registration Statement and the prospectus used in connection therewith (the “Resale Prospectus”) as may be necessary to keep the Resale Registration Statement effective and free from any material misstatement or omission to state a material fact.  Notwithstanding the foregoing, the Company shall not be required to keep the Resale Registration Statement in effect if the Company shall have received an opinion of counsel reasonably satisfactory to the Company and Southeastern that Southeastern is not an Affiliate of the Company.  “Registrable Securities” shall mean (i) the Shares issued pursuant to this Agreement and held by the Investor at the time of the Company’s filing of the Resale Registration Statement and (ii) the other shares of Common Stock Beneficially Owned by

Southeastern at such time.  The Company shall bear all expenses in connection with the Company’s registration of the Registrable Securities pursuant to this Section 5.4, provided, however, that the Company shall have no responsibility for any underwriting discounts or selling commissions or similar fees applicable to the sale of the Registrable Securities or any fees and expenses of legal counsel for Southeastern or any holder of Registrable Securities or any transfer taxes.

(b)                                 In the event (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Resale Registration Statement for amendments or supplements to a Resale Registration Statement or related prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Resale Registration Statement or the initiation of any proceedings for that purpose; (iii) of any event or circumstance not otherwise covered by clause (iv) below which, upon the advice of its counsel, necessitates the making of any changes in the Resale Registration Statement or Resale Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Resale Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Resale Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iv) the Company determines in good faith that offers and sales pursuant to the Resale Registration Statement should not be made by reason of the presence of material undisclosed circumstances or developments with respect to which the disclosure that would be required in such a Resale Registration Statement or related Resale Prospectus, is reasonably likely to have a seriously detrimental effect on the Company, then the Company shall deliver a certificate in writing to the Southeastern (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, Southeastern will refrain from selling any Registrable Securities pursuant to the Resale Registration Statement (a “Suspension”) until it receives copies of a supplemented or amended Resale Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Resale Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Resale Prospectus.  In the event of any Suspension, the Company will use reasonable best efforts to cause the use of the Resale Prospectus so suspended to be resumed as soon as reasonably practicable after the delivery of a Suspension Notice to Southeastern.

(c)                                  Notwithstanding the foregoing paragraphs of this Section 5.4, no Suspension under clause (iv) of Section 5.4(b) shall continue for more than forty-five (45) days and the Company shall not deliver more than one Suspension Notice under such clause in any twelve-month period.

(d)                                 Provided that a Suspension is not then in effect, Southeastern may sell Registrable Securities under the Resale Registration Statement, provided, to the extent required by applicable law, that it arranges for delivery of a current Resale Prospectus to the transferee of such securities.  Upon receipt of a request therefor, the Company will provide an adequate number of current Resale Prospectuses to Southeastern.

SECTION 6.                            CONDITIONS PRECEDENT.

6.1.                            Conditions to the Obligation of the Investor to Consummate the Closing.  The obligation of the Investor to consummate the transactions to be consummated at the Closing, is subject to the satisfaction of the following conditions precedent:

(a)                                 The representations and warranties of the Company contained in Section 4 of this Agreement shall be true and correct in all material respects on the date hereof and on the Closing Date as though made on the Closing Date (except that those representations and warranties that address matters only as of a particular date shall have been true and correct only on such date).

(b)                                 The Company shall have delivered the Shares to the Investor.

(c)                                  The transaction contemplated by this Agreement shall not be prohibited or enjoined by any law or governmental or court order or regulation.

(d)                                 The Company and the Rights Agent, shall have executed and delivered the Rights Agreement Amendment.

(e)                                  The Company shall have executed and delivered the Standstill Amendment to Southeastern.

(f)                                   The New York Stock Exchange (the “NYSE”) shall have approved the listing of the Shares, on notice of issuance thereof.

6.2.                            Conditions to the Obligation of the Company to Consummate the Closing.  The obligation of the Company to consummate the transactions to be consummated at the Closing, is subject to the satisfaction of the following conditions precedent:

(a)                                 The representations and warranties of the Investor contained in Section 2 of this Agreement shall be true and correct in all material respects on the date hereof and on the Closing Date as though made on the Closing Date (except that those representations and warranties that address matters only as of a particular date shall have been true and correct only on such date).

(b)                                 The representations and warranties of Southeastern contained in Section 3 of this Agreement shall be true and correct in all material respects on the date hereof and on the Closing Date as though made on the Closing Date (except that those representations and warranties that address matters only as of a particular date shall have been true and correct only on such date).

(c)                                  The Investor shall have delivered the Notes to the Company.

(d)                                 The transaction contemplated by this Agreement shall not be prohibited or enjoined by any law or governmental or court order or regulation.

(e)                                  The Rights Agent shall have executed and delivered the Rights Agreement Amendment to the Company.

(f)                                   Southeastern shall have executed and delivered Standstill Amendment to the Company.

(g)                                  The NYSE shall have approved the listing of the Shares, on notice of issuance thereof.

SECTION 7.                            MISCELLANEOUS.

7.1.                            Successors and Assigns.  No party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect.  This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

7.2.                            Governing Law.  This Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

7.3.                            Expenses.  Each of the parties hereto shall pay its own expenses in connection with this Agreement and the transactions contemplated hereby, including, without limitation, any legal and accounting fees, whether or not the transactions contemplated hereby are consummated.

7.4.                            Severability.  In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.

7.5.                            Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given; (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission; (iii) on the day after delivery to Federal Express or similar overnight courier; or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

If to the Investor:

Longleaf Partners Fund

c/o Southeastern Asset Management, Inc.

6410 Poplar Avenue

Suite 900

Memphis, TN 38119

Attn.: Andrew R. McCarroll, Esq.

Facsimile: (901) 818-5160

If to Southeastern:

Southeastern Asset Management, Inc.

6410 Poplar Avenue

Suite 900

Memphis, TN 38119

Attn.: Andrew R. McCarroll, Esq.

Facsimile: (901) 818-5160

If to the Company:

Level 3 Communications, Inc.

1025 Eldorado Boulevard

Broomfield, Colorado 80021

Attn.: General Counsel

Facsimile: (720) 888-5619

Either party may change its address for the purpose of this Section by giving the other party written notice of its new address in the manner set forth above.

7.6.                            Amendments; Waivers.  This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance.

7.7.                            Parties in Interest.  Nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than parties hereto and their respective successors and permitted assigns.  Nothing in this Agreement is intended to relieve or discharge the obligations or liability of any third Persons to the Investor or the Company.  No provision of this Agreement shall give any third Persons any right of subrogation or action over or against the Investor or the Company.

7.8.                            Section and Paragraph Headings.  The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

7.9.          Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

LEVEL 3 COMMUNICATIONS, INC.

By:	/s/ Thomas C. Stortz
Name:	Thomas C. Stortz
Title:	Executive Vice President

LONGLEAF PARTNERS FUND

By:	/s/ Deborah Craddock
Name:	Deborah Craddock
Title:	Authorized Trader

SOUTHEASTERN ASSET MANAGEMENT, INC., solely with respect to Sections 3, 5.2 and 5.4 herein

By:	/s/ Andrew R. McCarroll
Name:	Andrew R. McCarroll
Title:	General Counsel

[Signature Page to Exchange Agreement]

Schedule I

Form of Delivery Instructions

Note Delivery Instructions

Notes coming from the following accounts and Delivered to DTC XXX

Investor	CUSIP	Sub Account	DTC #	DTC Name	Principal Amount of Notes
Longleaf Partners Fund					$100,062,000

Stock Delivery Instructions

Common Stock coming from the Company’s transfer agent and Delivered to the following accounts via DWAC

Investor	Sub Account	DTC #	DTC Name	DWAC Reference	Common Shares
Longleaf Partners Fund					5,447,129

Exhibit A

Execution Version

AMENDMENT NO. 1 TO THE

STANDSTILL AGREEMENT

This Amendment No. 1 to the Standstill Agreement (this “Amendment”), dated as of March 15, 2012, is made by and between Level 3 Communications, Inc., a Delaware corporation (the “Company”), and Southeastern Asset Management, Inc., a Tennessee corporation (“Southeastern”), and amends the Standstill Agreement, dated as of May 20, 2011, between the Company and Southeastern (the “Standstill Agreement”).  Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings given them in the Standstill Agreement.

RECITALS

WHEREAS, Southeastern is the Beneficial Owner of shares of common stock, $0.01 par value per share (“Common Stock”), of the Company and is the investment adviser to Longleaf Partners Fund (“Longleaf”), a series of Longleaf Partners Funds Trust, a Massachusetts business trust; and

WHEREAS, the Company and Longleaf have entered into an Exchange Agreement, dated as of March 13, 2012 (the “Exchange Agreement”), pursuant to which the Company has agreed to acquire, and Longleaf has agreed to deliver to the Company, $100,062,000 in principal amount of the Company’s 15% Convertible Senior Notes due 2013 held by Longleaf in exchange for the Company’s issuance to Longleaf of 5,447,129 shares of Common Stock, in each case, subject to the terms and conditions of such agreement; and

WHEREAS, pursuant to the Standstill Agreement, during the Standstill Period, Southeastern has agreed not to, without the prior written consent of a majority of the entire Board of Directors, acquire any Common Stock, Voting Securities or Derivative Securities of the Company, other than in open market transactions that do not involve the issuance of Common Stock by the Company and unless after giving effect to such acquisition Southeastern would Beneficially Own less than 46,000,000 shares of Common Stock (as adjusted to take into account the 1-for-15 reverse stock split of the Common Stock);

WHEREAS, in connection with the exchange contemplated by the Exchange Agreement, the Company and Southeastern desire to increase the maximum number of shares of Common Stock that Southeastern is permitted to Beneficially Own pursuant to the terms of the Standstill Agreement; and

WHEREAS, the Company (by action of a majority of the entire the Board of Directors of the Company) has determined that an amendment to the Standstill Agreement as set forth herein is desirable in connection with the foregoing and has approved this Amendment; and

WHEREAS, pursuant to Section 5.10 of the Standstill Agreement, the Company and Southeastern now desire to duly execute and evidence such amendment in writing.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth in the Standstill Agreement and herein, the parties hereto agree as follows:

1.                                       Amendment and Restatement of Section 4.1(a)(i)(B).  Section 4.1(a)(i)(B) of the Standstill Agreement is hereby amended and restated in its entirety to read as follows:

“B.                                                    any Common Stock, Voting Securities or Derivative Securities of the Company (x) other than in open market transactions that do not involve the issuance of Common Stock by the Company or pursuant to the Exchange Agreement dated as of March 13, 2012, by and among the Company, Longleaf Partners Fund and Southeastern (solely with respect to Sections 3, 5.2 and 5.4 therein), and (y) unless after giving effect to such acquisition Southeastern would Beneficially Own less than 49,840,000 shares of Common Stock (subject to appropriate adjustment to take into account any stock splits, subdivisions, stock dividends, combinations, reclassifications or similar events occurring after the date hereof); provided that Southeastern shall in no event make any such acquisition for its own account or on behalf of any Advisory Client if it or such Advisory Client is on the date of such purchase or would become, as a result of such purchase, a “5-percent shareholder” of the Company within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (including all applicable attribution rules) (the “Code”);”

2.                                       Miscellaneous.

(a)                                  This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one instrument.

(b)                                 Except as specifically modified herein, the Standstill Agreement shall not otherwise be supplemented or amended by virtue of this Amendment, but shall remain in full force and effect.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, constitute a waiver or amendment of any provision of the Standstill Agreement.  Upon and after the effectiveness of this Amendment, each reference in the Standstill Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Standstill Agreement, and each reference in any other document to “the Standstill Agreement”, “thereunder”, “thereof” or words of like import referring to the Standstill Agreement, shall mean and be a reference to the Standstill Agreement as modified hereby.

(c)                                  This Amendment shall be deemed effective as of the date first written above, as if executed on such date.

(d)                                 This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to conflict of law principles thereof.

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IN WITNESS WHEREOF, the parties have caused this Amendment to the Standstill Agreement to be duly executed as of the day and year first written above.

LEVEL 3 COMMUNICATIONS, INC.

By
Name:
Title:

SOUTHEASTERN ASSET MANAGEMENT, INC.,
on behalf of certain institutional clients

By
Name:
Title:

[Signature Page to Exchange Agreement]

Exhibit B

Execution Version

AMENDMENT NO. 1 TO THE

RIGHTS AGREEMENT

This Amendment No. 1 to the Rights Agreement (this “Amendment”), dated as of March 15, 2012, is made by and between Level 3 Communications, Inc., a Delaware corporation (the “Company”), and Wells Fargo Bank, N.A., as rights agent (the “Rights Agent”), and amends the Rights Agreement, dated as of April 10, 2011, between the Company and the Rights Agent (the “Rights Agreement”).  Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings given them in the Rights Agreement.

RECITALS

WHEREAS, Southeastern Asset Management, Inc., a Tennessee corporation (“Southeastern”), beneficially owned more than 4.9% of the Company’s Common Shares at the time the Rights Agreement was adopted and, accordingly is not deemed an Acquiring Person under the terms of the Rights Agreement; and

WHEREAS, Southeastern and the Company are parties to a Standstill Agreement, dated as of May 20, 2011 (and as the same may be amended from time to time, the “Standstill Agreement”), which Standstill Agreement superseded earlier agreements between the Company and Southeastern from February 2005, November 2007 and October 2009; and

WHEREAS, the Company desires to amend the Rights Agreement to designate Southeastern as an Exempt Person thereunder, so long as any acquisitions of additional shares by Southeastern complies with the terms of the Standstill Agreement; and

WHEREAS, pursuant to Section 27 of the Rights Agreement, the Board of Directors of the Company has determined that an amendment to the Rights Agreement as set forth herein is desirable and the Company and the Rights Agent now desire to evidence such amendment in writing.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth in the Rights Agreement and herein, the parties hereto agree as follows:

1.                                       Amendment and Restatement of Definition of “Exempt Person”.  The definition of “Exempt Person” in Section 1(l) of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

“(l)                               “Exempt Person” shall mean (i) STT and its Affiliates and Associates unless and until STT (or any Affiliates of STT) acquires any Common Shares other than (x) pursuant to the transactions contemplated by the Amalgamation Agreement, (y) in a transaction that is permitted under Section 4 of the Stockholder Rights Agreement or (z) any transfers of Common Shares or other Company equity interests between STT and its Affiliates, (ii) any Person to whom STT transfers any amount of Common Shares permitted by Section 4.3(iii) of the Stockholder Rights Agreement unless and until such Person (or any Affiliates or Associates of such Person) acquires any additional Common Shares, (iii) Southeastern Asset Management, Inc., a Tennessee corporation

(“Southeastern”), and its Affiliates and Associates unless and until Southeastern (or any Affiliates of Southeastern) acquires any Common Shares other than (x) pursuant to the transactions contemplated by the Amalgamation Agreement, or (y) in a transaction that is permitted under Section 4 of the Standstill Agreement, dated as of May 20, 2011, as amended on March 15, 2012 and as may be further amended from time to time, by and between the Company and Southeastern, and (iv) any other Person whose Beneficial Ownership (together with all Affiliates and Associates of such Person) of 4.9% or more of the then-outstanding Common Shares, as determined by the Company’s Board of Directors in its sole discretion prior to the Distribution Date, (1) will not jeopardize or endanger the availability to the Company of any income tax benefit or (2) is otherwise in the best interests of the Company; provided, however, that such Person will cease to be an Exempt Person if the Board makes a contrary determination with respect to the effect of such Person’s Beneficial Ownership (together with all Affiliates and Associates of such Person) regardless of the reason therefor.”

2.                                       Miscellaneous.

(a)                                  This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

(b)                                 Except as specifically modified herein, the Rights Agreement shall not otherwise be supplemented or amended by virtue of this Amendment, but shall remain in full force and effect.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, constitute a waiver or amendment of any provision of the Rights Agreement.  Upon and after the effectiveness of this Amendment, each reference in the Rights Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Rights Agreement, and each reference in any other document to “the Rights Agreement”, “thereunder”, “thereof” or words of like import referring to the Rights Agreement, shall mean and be a reference to the Rights Agreement as modified hereby.

(c)                                  This Amendment shall be deemed effective as of the date first written above, as if executed on such date.

(d)                                 This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

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IN WITNESS WHEREOF, the parties have caused this Amendment to the Rights Agreement to be duly executed and attested as of the day and year first written above.

Attest:		Level 3 Communications, Inc.

By		By
	Name:		Name:
	Title:		Title:

Attest:		Wells Fargo Bank, N.A.

By		By
	Name:		Name:
	Title:		Title:

[Signature Page to Amendment No. 1 to Rights Agreement]